Exhibit (e)(3)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO ETF Trust

840 Newport Center Drive

Newport Beach, California 92660

August 16, 2011

PIMCO Investments LLC

1345 Avenue of the Americas

New York, NY 10105

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1. The Trust is an open-end investment company organized as a Delaware statutory trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. PIMCO Australia Bond Index Fund, PIMCO Canada Bond Index Fund and PIMCO Germany Bond Index Fund (each a “Fund,” and collectively, the “Funds”) are each a separate investment portfolio of the Trust.

2. The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust on the Effective Date as that term is defined in the Contract.

3. As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Funds and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Funds, the terms and conditions of such Contract being hereby incorporated herein by reference.

4. The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Funds to Schedule A, and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5. This Supplement and the Contract shall become effective with respect to the Funds on August 16, 2011 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Funds only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to each Fund, by the vote of a majority of the outstanding voting securities of the Fund, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by a Fund or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours,
PIMCO ETF Trust

By:	/s/ Peter G. Strelow
Title:	Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:	/s/ Doug Ongaro
Title:	Senior Vice President

SCHEDULE A

Distribution Contract
between PIMCO ETF Trust and
PIMCO Investments LLC

August         , 2011

This contract relates to the following Funds:

PIMCO 0-1 Year U.S. Treasury Index Fund

PIMCO 0-5 Year High Yield Corporate Bond Index Fund

PIMCO 1-3 Year U.S. Treasury Index Fund

PIMCO 1-5 Year U.S. TIPS Index Fund

PIMCO 3-7 Year U.S. Treasury Index Fund

PIMCO 7-15 Year U.S. Treasury Index Fund

PIMCO 15+ Year U.S. TIPS Index Fund

PIMCO 25+ Year Zero Coupon U.S. Treasury Index Fund

PIMCO Australia Bond Index Fund

PIMCO Banking Sector Corporate Bond Index Fund

PIMCO Broad U.S. TIPS Index Fund

PIMCO Broad U.S. Treasury Index Fund

PIMCO Build America Bond Strategy Fund

PIMCO Canada Bond Index Fund

PIMCO Enhanced Short Maturity Strategy Fund

PIMCO Foreign Currency Strategy Exchange-Traded Fund

PIMCO Germany Bond Index Fund

PIMCO Global Advantage Inflation-Linked Bond Fund

PIMCO Government Limited Maturity Strategy Fund

PIMCO High Yield Corporate Bond Index Fund

PIMCO Intermediate Municipal Bond Strategy Fund

PIMCO Investment Grade Corporate Bond Index Fund

PIMCO Prime Limited Maturity Strategy Fund

PIMCO Short Term Municipal Bond Strategy Fund

PIMCO Total Return Exchange-Traded Fund